FORM OF LOCK UP AGREEMENT

This AGREEMENT (the "Agreement") is made as of the ___ day of September, 2007, by the signatories hereto (each a "Holder"), in connection with his ownership of shares of Franklin Towers Enterprises Inc., a Nevada corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Background.

a. Holder is the actual and/or beneficial owner of the amount of shares of the Common Stock, $0.0001 par value, of the Company (“Common Stock”) and rights to purchase Common Stock designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into an agreement with each subscriber (“Subscription Agreement”) to the Company’s secured convertible promissory notes and warrants (the “Subscribers”), for the sale to the Subscribers of an aggregate of up to $5,000,000 of principal amount of secured convertible promissory notes and warrants (the “Offering”). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until the sooner of (i) one year after the Actual Effective Date of the Registration Statement, or (ii) until less than twenty-five percent (25%) of the principal amount of the Notes issued pursuant to the Subscription Agreement is outstanding (the "Restriction Period").

2. Share Restriction.

a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any common stock or acquired hereafter during the Restriction Period for consideration less than $1.00 per share, other than in connection with an offer made to all shareholders of the Company in connection with any merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

b. Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Holder will be subject to the provisions of this Agreement.

c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f. The Company and Holder agree not to take any action or allow any act to be taken which would be inconsistent with this Agreement nor to amend or terminate this Agreement without the consent of the Subscribers.

g. The Subscribers are third party beneficiaries of this Agreement, with right of enforcement.

IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on and as of the date first set forth above.

HOLDER:		HOLDER:

DANIEL HIRSCH		ELI BEN HAMO

HOLDER:		HOLDER:

ISRAEL LEVY		TIM PAGE

COMPANY:
FRANKLIN TOWERS ENTERPRISES INC.

By:

SCHEDULE A TO LOCKUP AGREEMENT

HOLDER	SHARES TO BE LOCKED UP
DANIEL HIRSCH 410 Park Avenue, 15th Floor New York, NY 10022	1,333,334 Shares
ELI BEN HAMO 2/6 Nahal Katlav Ramat Bet Shemesh, Israel	1,333,333 Shares
ISRAEL LEVY 33 Mirski Street Jerusalem, Israel	1,333,333 Shares
TIM PAGE 24955 Pacific Coast Highway, Suite C201 Malibu, CA 90265	2,000,000 Shares
TOTAL	6,000,000 Shares